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                                                                     EXHIBIT 4.1

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                                                                     EXHIBIT 4.1

                            CITIZENS BANCSHARES, INC.
                         NON-STATUTORY STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN


         Citizens Bancshares, Inc. ("Bancshares") hereby establishes the Citizens Bancshares, Inc. Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Plan") effective as of April 18, 1995 ("Effective Date").

         1. PURPOSE. The purpose of the Plan is to promote the interests of Bancshares and its shareholders by strengthening its ability to attract and retain officers and key employees by encouraging them to acquire, or increase their acquisition of common shares of Bancshares (Common Shares") through the granting of options (Stock Options") and stock appreciation rights ("SARs"), under the terms and conditions and in the manner contemplated by this Plan, thereby developing or maintaining a greater personal interest in Bancshares' success and progress.

         2. ADMINISTRATION. The Plan shall be administered by The Personnel and Compensation Committee (the "Committee") of the Bancshares Board of Directors (the "Board"). None of the Committee members are eligible to participate in the Plan. The Committee shall have authority to make all determinations necessary or desirable for the interpretation of this Plan, including but not limited to, the authority to construe and interpret the Plan; to establish, amend and rescind appropriate rules relating to the Plan; in accordance with Section 7 hereof and subject to Board approval, to select persons to participate in the Plan, determine the number of Common Shares subject to each Stock Option and SAR, the term of each Stock Option and SAR, the date on which each Stock Option and SAR will be granted and the provisions of each agreement covering Stock Options and SARs; to administer the Plan; and to take any other steps deemed necessary or advisable in connection herewith. The Committee may, in its sole discretion, correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem expedient. All actions by the Committee under the provisions of this Section 2 shall be deemed conclusive for all purposes.

         3. ELIGIBLE PARTICIPANTS. Eligible participants shall include those persons who currently serve or during the term of the Plan serve as officers of Bancshares, its subsidiaries (and any company which shall become a subsidiary, or otherwise a part of Bancshares through acquisition or merger) (collectively, the "Eligible Participants").

         4. PARTICIPATION IN PLAN. In accordance with Section 7 hereof, the Committee shall recommend to the Board of Directors which of the Eligible Participants shall participate in the Plan and receive Stock Options and SARs hereunder (collectively, the "Participants"). The Board of Directors shall determine which officers will participate in the Plan and such determination of Participants will be conclusive. After the Board's


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determination of Participants, the Committee shall inform the Participants of such determination.

         5. AGGREGATE NUMBER OF SHARES. An aggregate of 300,000 Common Shares shall be available for the granting of options (collectively, the "Option Shares" and individually, an "Option Share") and an aggregate of 450,000 Common Shares shall be available for the granting of SARs (collectively, the "SAR Shares" and individually, an "SAR Share"). The Option Shares and the SAR Shares shall hereinafter be referred to collectively as the "Shares Subject to the Plan". If any Stock Option or SAR is not exercised or expires, the Common Shares related thereto shall again become available for issuance under the Plan. The Shares Subject to the Plan will be adjusted from time to time in accordance with
Section 6 hereof.

         6. CHANGES IN CAPITALIZATION. In the event that at any time while Stock Options and SARs have been awarded and are outstanding, the Common Shares of Bancshares shall be changed to or exchanged for a different number or kind of shares of stock or other securities of Bancshares or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (collectively, a "Recapitalization"), then for all purposes of this Plan there shall be substituted for each Stock Option and SAR previously awarded that number of Stock Options and SARs which would maintain the value of each Stock Option and SAR on the same basis as if the Recapitalization had not taken place. If Bancshares shall issue a stock dividend in its Common Shares, the number of Common Shares thereafter represented by each Stock Option and SAR shall be adjusted by adding thereto the number of Common Shares that would have been distributed as a stock dividend had the Common Shares represented by each Stock Option and SAR been outstanding on the record date for the payment of the stock dividend. If there shall be any other change in the number or kind of outstanding Common Shares or other securities of Bancshares, or of any shares of stock or other securities into which the Common Shares of Bancshares shall have been changed or for which they shall have been exchanged, then the Committee shall make such adjustment, if any, in the number or value of the Stock Options and SARs as the Committee, in its sole discretion, may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes.

         7. INITIAL GRANTS OF STOCK OPTIONS AND SARS: ANNUAL COMMITTEE DETERMINATIONS. As soon as reasonably practicable after the Effective Date of the Plan, the Committee will make initial grants of Stock Options and SARs in such amounts and to such of the Eligible Participants as the Committee, in its discretion, deems appropriate. Thereafter, on an annual basis during the term of the Plan, the Committee will (i) establish goals for Eligible Participants with respect to achieving specific level(s) of shareholders' return on equity for Bancshares and its subsidiaries; (ii) make recommendations to the Board as to which of the Eligible Participants should be Participants in the Plan based upon achievement of such goals, as well as such other criteria relating to individual performance as the Committee may from time to time deem appropriate; (iii) specify the annual aggregate number of Stock Options and SARs to be

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granted pursuant to the Plan based upon such goals and criteria; and (iv) upon receipt of Board approval in accordance with Section 4 hereof, make grants of
(a) Stock Options to Participants in proportion to their respective levels of W-2 income for the immediately preceding fiscal year and (b) SARs to Participants in amounts determined by the Committee, in its discretion. All decisions of the Committee shall be final.

         8. STOCK OPTIONS.

                  a. PRICE. The Stock Option exercise price shall be not less than the fair market value of a Common Share on the date the Stock Option is granted (the "Stock Option Price"). For purposes of the Plan, the fair market value of a Common Share shall be the closing bid quotation with respect to a Common Share as reported on the NASDAQ National Market System on the date of grant by the National Association of Securities Dealers, Inc.; or if no such quotations are available, the fair market value on such date as determined by the Committee, in its sole discretion.

                  b. EXERCISE OF STOCK OPTIONS. The Stock Options granted pursuant to this Plan shall be 0% vested until three (3) years from the date they are granted, at which time they will be 100% vested. Any Option Shares not purchased on the applicable vesting date may be purchased thereafter at any time prior to their respective expiration date(s), which in no event shall be later than ten (10) years from the date of grant.

                  c. PROCEDURE TO EXERCISE STOCK OPTIONS. Subject to the terms and conditions hereof, Stock Options may be exercised by delivering to Bancshares at the office of its President a written notice, signed by the person entitled to exercise the Stock Option, of an election to exercise the Stock Option and stating the number of Option Shares to be purchased. Such notice shall, as an essential part thereof, be accompanied by the payment of the full purchase price of the Option Shares then to be purchased. Upon payment within the time period specified by Bancshares of the amount, if any, in cash, required to be withheld for federal, state and local tax purposes on account of the exercise of the Stock Option, the Stock Option shall be deemed exercised as of the date Bancshares received such notice. Payment of the full purchase price must be made in cash. Upon the proper exercise of the Stock Option, Bancshares shall issue and deliver to the Participant a certificate or certificates for the Option Shares purchased. A Participant shall have no rights as a shareholder or otherwise with respect to any of the Option Shares as to which the Stock Option shall not have effectively been exercised as herein provided.

                  d. LIMITATIONS. The annual aggregate limit on Option Shares to be granted to all Participants under this Plan shall be 60,000 Option Shares. The calculation of these limits shall not include the Option Shares which will be granted pursuant to the initial grant of Option Shares to be made by the Committee pursuant to Section 7 hereof.


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         9. STOCK APPRECIATION RIGHTS.

                  a. GENERAL. The Committee shall also grant a SAR(s) in connection with all Stock Options. Such SARs may cover the same number of Common Shares covered by any Stock Option or such greater or lesser number of Common Shares as the Committee may determine and shall be subject to the same terms and conditions as the related Stock Option.

                  b. PRICE. The exercise price per SAR Share shall be not less than the fair market value of a Common Share on the date the SAR is granted ("SAR Price"). For purposes of the Plan, the fair market value of a Common Share shall be the same fair market value which is determined pursuant to Section 8a hereof for the Option Shares granted in connection with the SAR Shares.

                  c. EXERCISE OF SARS. The SARs granted pursuant to this Plan shall vest in accordance with the vesting of the Stock Options that were granted in connection with said SARs. Any SARs not exercised on the applicable vesting date may be exercised thereafter at any time prior to their respective expiration date(s), which in no event shall be later than ten (10) years from the date of grant.

                  d. AUTOMATIC EXERCISE OF SARS. SARs will be exercised automatically at the time that the Option Shares that were granted in connection with said SARs are exercised by a Participant. The number of SAR Shares that will be deemed to have been exercised shall be determined according to the following formula:

         (A)      =        Option Shares Granted

         (B)      =        SAR Shares Granted in Connection with (A)

         (C)      =        Option Shares Exercised

         (D)      =        SAR Shares Exercised in Connection with Option Shares Exercised

                           (D) = (B)/(A) x (C)


Each SAR shall entitle the Participant, upon surrender thereof, to receive from Bancshares in exchange therefor an amount equal to the product of: (i) the excess of the fair market value of one Common Share over the SAR Price per share
(ii) times the number of Common Shares covered by the SAR, or portion thereof, which is surrendered; provided, however, that Bancshares shall not be obligated upon the exercise of an SAR to pay to a Participant an amount which exceeds one hundred percent (100%) of the SAR Price. Payment shall be made in Common Shares valued at fair market value (as determined by the Board of Directors in its sole discretion), or in cash, or partly in Common Shares and partly in cash, as shall be determined by the Committee. In the event payment is made using Common Shares, no fractional shares

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will be issued but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Common Shares will be rounded downward to the next whole Common Share.

         10. RESTRICTIONS ON TRANSFERABILITY. Stock Options and SARs granted pursuant to this Plan are not transferable by the Participant, other than by will or by the laws of descent and distribution. Stock Options and SARs are exercisable, during the lifetime of the Participant, only by the Participant or the Participant's guardian or legal representative. Stock Options and SARs are exercisable, after the death of the Participant, only by the Participant's administrator or executor.

         11. TERMINATION OF EMPLOYMENT. Any Stock Options and SARs which are exercisable but have not been exercised by a Participant as of the date of the termination of his or her employment (other than by reason of death or full disability) may be exercised by the Participant during the thirty (30) day period commencing on the date such employment terminates. If such termination occurs by reason of the Participant's death or full disability, all Stock Options and SARs held by the Participant shall immediately become exercisable for a one (1) year period subsequent to the date of death or full disability. Notwithstanding the foregoing provisions, in no event shall any Stock Option or SAR be exercisable after its respective expiration date.

         Transfer from employment with Bancshares to a subsidiary, from a subsidiary to Bancshares or from a subsidiary to another subsidiary of Bancshares shall not be treated as a termination of employment for purposes of this Plan.

         12. ACCELERATION OF EXERCISE. Notwithstanding any other provision of this Plan, in the event of (i) a "Control Share Acquisition" as defined in ARTICLE SIXTH of the Citizens Bancshares, Inc.'s Third Amended Articles of Incorporation, or (ii) a sale of all or substantially all of the assets of Bancshares and its subsidiaries, all Stock Options and SARs granted hereunder shall immediately become vested and be fully exercisable.

         13. VIOLATION OF LAWS. Stock Options and SARs shall not be exercisable under this Plan if such exercise would violate:

          (a)  Any applicable state securities law;

          (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Securities Act") or applicable requirements of a securities exchange or the National Association of Securities Dealers, Inc.; or

          (c) Any applicable legal requirement of any other governmental authority.

Bancshares agrees to make reasonable efforts to comply with the foregoing laws and requirements so as to permit the exercise of Stock Options and SARs. If a registration statement with respect to the Shares Subject to the Plan to be issued upon the exercise

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of a Stock Option or SAR is not in effect or if counsel for Bancshares deems it necessary or desirable in order to avoid possible violation of the Securities Act, Bancshares may require, as a condition to its issuance and delivery of certificates for the Shares Subject to the Plan, the delivery to Bancshares of a commitment in writing by the person exercising the option or SAR that at the time of such exercise it is his or her intention to acquire such Common Shares for his or her own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Common Shares received pursuant to the exercise of a Stock Option or SAR may be "restricted securities" as defined in Rule 144 promulgated under the Securities Exchange Act of 1934; and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable rules and regulations thereunder. Bancshares may place on the certificates evidencing such Option Shares or shares received pursuant to the exercise of a Stock Option or SAR a legend reflecting the aforesaid commitment in the following form:

         "The shares represented by this certificate are issued pursuant to a Stock Option and Stock Appreciation Rights Plan, a copy of which is filed with the Secretary of Bancshares, and said shares cannot be sold, donated, transferred, pledged, hypothecated or in any other manner disposed of or encumbered except in accordance therewith."

Furthermore, Bancshares may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the rules and regulations promulgated thereunder would be involved in such transfer.

         14. COMPLIANCE WITH SECTION 16. This Plan is intended to comply with Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, as now and hereafter in effect ("Rule 16b-3"). Any term or provision of this Plan which is inconsistent with Rule 16b-3 shall, to the extent of such inconsistency, be deemed to be null and void but shall not affect the remaining terms and provisions of the Plan.

         15. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors of Bancshares may amend or terminate the Plan, in its sole discretion, at any time and from time to time with respect to any shares not at the time subject to Stock Option or SAR, and may from time to time amend the Plan; provided however, that no change in any Stock Option or SAR theretofore granted may be made which would impair the rights of a Participant without the consent of such Participant and; provided further, that without the approval of Bancshares' shareholders (or receipt of an opinion of counsel for Bancshares to the effect that shareholder approval is not required for continued qualification of the Plan under Rule 16b-3), no amendment may be made which would (i) materially increase the number of Shares Subject to the Plan; (ii) materially modify the requirements as to the eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan.


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         16. UNFUNDED PLAN. Bancshares shall be under no obligation to reserve or otherwise fund in advance any amounts which are or may in the future become payable under this Plan. No Participant shall have any rights whatsoever in or with respect to any funds or assets of Bancshares.

         17. NON-ALIENATION. The right of a Participant or former Participant to receive any payment under the Plan is not subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. If a Participant or former Participant attempts to alienate, sell, transfer, assign, pledge or otherwise encumber such right, or if by reason of his bankruptcy or other event happening at any time such right would devolve upon anyone else or would not be enjoyed by him, then the Committee in its discretion may terminate such right and, in such event, the Committee shall cause such amounts as would otherwise become payable to such Participant (at such time or times as such amounts would otherwise become payable) to be paid to or applied for the benefit of such one or more of the following as the Committee in its discretion may designate, namely, such Participant, his or her spouse, child or children, or other dependents.

         18. ACTIONS OR DECISIONS WITH RESPECT TO THE PLAN. Any decision or action of Bancshares, the Board, or the Committee, arising out of or in connection with the administration and operation of this Plan may be made or taken in their absolute discretion, and such decision or action shall be conclusive and binding upon all Participants and their respective heirs, executors, and administrators.

         19. NO EMPLOYMENT RIGHTS. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder or any employee to continue his employment with Bancshares, and nothing herein contained shall be construed as a commitment on the part of Bancshares or any of its subsidiaries to continue the employment or rate of compensation of any Participant hereunder or any employee for any period.

         20. EFFECTIVE DATE: DURATION AND TERMINATION OF THE PLAN. The Effective Date of the Plan shall not occur unless and until the Plan is approved by the Bancshares shareholders. The Plan shall continue for a five (5) year period from its Effective Date.

         21. OHIO LAW TO APPLY. The place of administration of the Plan shall be conclusively deemed to be within the State of Ohio and the validity, construction, interpretation, administration, and effect of the Plan and the rights of any person having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Ohio.


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         IN WITNESS WHEREOF, CITIZENS BANCSHARES, INC. has caused this Plan to be executed by its respective duly authorized officer as of the day and year first above written.

                                       CITIZENS BANCSHARES, INC.



                                       By:
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                                       Title:
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